                                                                    Exhibit 4(y)


                           REGENT COMMUNICATIONS, INC.


                       THIRD AMENDMENT TO CREDIT AGREEMENT


                  This THIRD AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of August 14, 1998 and entered into by and among Regent Communications, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), General Electric Capital Corporation, as documentation agent ("DOCUMENTATION AGENT") and Bank of Montreal, Chicago Branch, as agent for Lenders ("AGENT"), and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 14, 1997, as amended by that certain First Amendment to Credit Agreement dated as of February 16, 1998 and that Second Amendment and Limited Waiver to Credit Agreement dated as of June 10, 1998 (as so amended, the "CREDIT AGREEMENT"), by and among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.



                                    RECITALS



                  WHEREAS, Company and Lenders desire to amend the Credit Agreement to make certain amendments as set forth below;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

         A. Rate of Interest. Subsection 2.2A is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:

======================================================== =====================================
                                                                   APPLICABLE MARGIN
                                                                   -----------------
                    CONSOLIDATED                                BASE              LIBOR
                  TOTAL DEBT RATIO                            RATE LOAN         RATE LOAN
======================================================== ================== ==================
Greater than or equal to 6.00:1.00                              1.50%             2.75%
-------------------------------------------------------- ------------------ ------------------
Greater than or equal to 5.50:1.0 but less than
6.00:1.00                                                       1.25%             2.50%
-------------------------------------------------------- ------------------ ------------------
Greater than or equal to 5.00:1.0 but less than
5.50:1.00:                                                      1.00%             2.25%
-------------------------------------------------------- ------------------ ------------------
Greater than or equal to 4.50:1.00 but less than
5.00:1.00                                                       0.75%             2.00%
-------------------------------------------------------- ------------------ ------------------
Greater than or equal to 4.00:1.00 but less than
4.50:1.00                                                       0.50%             1.75%
-------------------------------------------------------- ------------------ ------------------
Greater than or equal to 3.50:1.00 but less than
4.00:1.00                                                       0.25%             1.50%
-------------------------------------------------------- ------------------ ------------------
Less than 3.50:1.00:                                            0.00%             1.25%
======================================================== ================== ==================

         B. MAXIMUM CONSOLIDATED TOTAL DEBT RATIO. Subsection 7.6C is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:

=========================================================== ============================
                                                                      MAXIMUM
                       FISCAL YEAR                                LEVERAGE RATIO
=========================================================== ============================
Closing Date - March 31, 1999                                        6.50:1.00
----------------------------------------------------------- ----------------------------
April 1, 1999 - June 30, 1999                                        6.00:1.00
----------------------------------------------------------- ----------------------------
July 1, 1999 - September 30, 1999                                    5.75:1.00
----------------------------------------------------------- ----------------------------
October 1, 1999 - December 31, 1999                                  5.50:1.00
----------------------------------------------------------- ----------------------------
January 1, 2000 - March 31, 2000                                     5.25:1.00
----------------------------------------------------------- ----------------------------
April 1, 2000 - June 30, 2000                                        5.00:1.00
----------------------------------------------------------- ----------------------------
July 1, 2000 - September 30, 2000                                    4.75:1.00
----------------------------------------------------------- ----------------------------
October 1, 2000 - December 31, 2000                                  4.50:1.00
----------------------------------------------------------- ----------------------------
January 1, 2001 - March 31, 2001                                     4.00:1.00
----------------------------------------------------------- ----------------------------
April 1, 2001 and thereafter                                         3.50:1.00
=========================================================== ============================


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



         C. ASSET SALES. A new subsection 7.7(vi) is hereby added to the Credit Agreement as follows:

         "(vi) As long as no Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom, Company and its Subsidiaries may consummate a sale of the Lake Tahoe Stations and the assets related thereto to a non-Affiliate for a cash purchase price of not less than $1,500,000 (subject to customary closing adjustments); provided that, anything in subsection 2.4B(iii)(a) to the contrary notwithstanding, the Net Cash Proceeds of such Asset Sale shall be applied by Company upon receipt to repay outstanding Revolving Loans but the Revolving Loan Commitments shall not be reduced by such prepayment."

SECTION 2. LIMITATION OF AMENDMENTS

                  Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the amendments set forth above shall be limited precisely as written and relate solely to the matters expressly set forth in Section 1 hereof, in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

                  (a) constitute a waiver of compliance by Company with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

                  (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon noncompliance or defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

                  Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.


SECTION 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment, Company hereby represents and warrants that after giving effect to this
Amendment:

                  (a) there exists no Event of Default or Potential Event of Default under the Credit Agreement;

                  (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

                  (c) Company has performed all agreements to be performed on its part as set forth in the Credit Agreement.


SECTION 4. ACKNOWLEDGEMENT AND CONSENT

                  Each of the Company and the Subsidiaries (each individually a "Credit Support Party" and collectively, the "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. The Pledge and Security Agreement, the Collateral Account Agreement and the Subsidiary Guaranty are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS". Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Guarantied Obligations" and "Secured Obligations", as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guarantied Obligations" and "Secured Obligations", as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Credit Agreement and the Notes.


SECTION 5. MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS; EFFECTIVE DATE OF AMENDMENTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, Lenders and each of the Credit Support Parties and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof. Upon the effectiveness of this Amendment, the modifications to the Credit Agreement set forth herein shall be deemed to be in effect for all purposes under the Credit Agreement and the other Loan Documents as of June 30, 1998 and thereafter.



                  [Remainder of page intentionally left blank]


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    REGENT COMMUNICATIONS, INC.


                                    By:   /s/ Matthew A. Yeoman
                                         ---------------------------------------
                                         Name: Matthew A. Yeoman
                                         Title: Vice President - Finance



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


                      REGENT BROADCASTING OF SAN DIEGO,INC.,
                      REGENT BROADCASTING OF DAYTON, INC.,
                      REGENT BROADCASTING OF CHICO, INC.,
                      REGENT BROADCASTING OF FLAGSTAFF, INC.,
                      REGENT BROADCASTING OF KINGMAN, INC.,
                      REGENT BROADCASTING OF LAKE TAHOE, INC.,
                      REGENT BROADCASTING OF PALMDALE, INC.,
                      REGENT BROADCASTING OF REDDING, INC.,
                      REGENT BROADCASTING OF VICTORVILLE, INC.,
                      REGENT ACQUISITION CORP.,
                      REGENT MERGER CORP.,
                      each a Delaware corporation
                      (for purposes of Section 4 only) as a Credit Support Party

                      By:       /s/ Matthew A. Yeoman
                              ----------------------------------------
                              Name: Matthew A. Yeoman
                              Title: Vice President - Finance
                              of each of the foregoing


                      REGENT LICENSEE OF SAN DIEGO, INC.,
                      REGENT LICENSEE OF DAYTON, INC.,
                      each a Delaware corporation
                      (for purposes of Section 4 only) as a Credit Support Party

                      By:       /s/ Matthew A. Yeoman
                              ----------------------------------------
                              Name: Matthew A. Yeoman
                              Title: Vice President - Finance
                              of each of the foregoing

                                    BANK OF MONTREAL, CHICAGO BRANCH,
                                    individually and as Agent


                                    By:      /s/ Allegra Griffiths
                                            --------------------------------
                                            Name: Allegra Griffiths
                                            Title: Director

                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    individually and as Documentation Agent


                                    By:      /s/   Thomas P. Waters
                                            ----------------------------------
                                            Name:  Thomas P. Waters
                                            Title: Senior Vice President

                                    BANK ONE, INDIANAPOLIS, NA,


                                    By:      /s/ Dale C. Arfman
                                            --------------------------------
                                            Name: Dale C. Arfman
                                            Title: Vice President